Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Bob Puccini
Investor Relations
(720) 895-7787
bob.puccini@arris.com

ARRIS ANNOUNCES PRELIMINARY AND UNAUDITED

FIRST QUARTER 2015 RESULTS

Suwanee, Ga. (April 29, 2015) ARRIS Group, Inc. (NASDAQ:ARRS) today announced preliminary and unaudited financial results for the first quarter 2015.

First Quarter 2015 Financial Highlights

•	Revenues were $1,215.2 million

•	Adjusted net income (a non-GAAP measure) was $0.44 per diluted share

•	GAAP net income was $0.13 per diluted share

•	End-of-quarter cash resources were $631.6 million

•	Order backlog was $725.7 million

•	Book-to-bill ratio was 1.08

•	Repurchased approximately 871 thousand shares for $25 million

“We are off to a good start in 2015. Our first quarter came in line with our expectations, and we are executing on key elements of our strategy. Notably, we are expanding our product offerings, scale and international reach with the pending acquisitions of both Pace and Active Video Networks. With respect to the second quarter 2015, we expect revenues will grow and will be in the range of $1,270 million to $1,310 million, with adjusted net income per diluted share in the range of $0.53 to $0.58 and GAAP net income per diluted share in the range of $0.17 to $0.22,” said Bob Stanzione, ARRIS Chairman and CEO.

Revenues in the first quarter 2015 of $1,215.2 million were down $9.8 million, or 1%, as compared to first quarter 2014 revenues of $1,225.0 million. First quarter revenues were also down $48.2 million, or 4%, as compared to fourth quarter 2014 revenues of $1,263.4 million.

Adjusted net income (a non-GAAP measure) in the first quarter 2015 was $0.44 per diluted share, as compared to $0.47 per diluted share for the first quarter 2014, a decrease of $0.03 per diluted share or 6%. Adjusted net income decreased $0.34 per diluted share, or 44% percent, as compared to the fourth quarter 2014 adjusted net income of $0.78 per diluted share.

A reconciliation of adjusted net income per diluted share to GAAP net income per diluted share is attached to this release and also can be found on the Company’s website (www.arris.com).

GAAP net income in the first quarter 2015 was $0.13 per diluted share, as compared to first quarter 2014 GAAP net income of $0.28 per diluted share and fourth quarter 2014 GAAP net income of $1.29 per diluted share. The first quarter GAAP net income decreased $0.15 per diluted share, or 54%, compared to the first quarter of last year. It also decreased $1.16 per diluted share, or 90%, compared to the fourth quarter of 2014.

Cash & Cash Equivalents - The Company ended the first quarter 2015 with $631.6 million of cash resources, which includes $628.6 million of cash, cash equivalents and short-term investments, and $3.0 million of long-term marketable securities, as compared to $697.4 million, in the aggregate, at the end of the fourth quarter 2014. The Company used $63.3 million of cash for operating activities during the first quarter 2015, as compared to $27.0 million generated during the first quarter 2014.

Order backlog at the end of the first quarter 2015 was $725.7 million as compared to $996.1 million and $631.0 million at the end of the first quarter 2014 and the fourth quarter 2014, respectively. The Company’s book-to-bill ratio in the first quarter 2015 was 1.08 as compared to the first quarter 2014 of 1.37 and the fourth quarter 2014 of 1.03.

ARRIS management will conduct a conference call at 5:00 pm EDT, today, Wednesday, April 29, 2015, to discuss these results in detail. You may participate in this conference call by dialing 888-680-0869 or 617-213-4854 for international calls prior to the start of the call and providing the ARRIS Group, Inc. name, conference pass code 78388669 and Bob Puccini as the moderator. Please note that ARRIS will not accept any calls related to this earnings release until after the conclusion of the conference call. A replay of the conference call can be accessed approximately two hours after the call through May 6, 2015, by dialing 888-286-8010 or 617-801-6888 for international calls and using the pass code 61686806. A replay also will be made available for a period of 12 months following the conference call on ARRIS’ website at www.arris.com.

About ARRIS

ARRIS is a global innovator in IP, video and broadband technology. We have continually worked with our customers to transform the experience of entertainment and communications for millions of people around the world. The people of ARRIS are dedicated to the success of our customers, bringing a passion for invention that has fueled our history: We created digital TV, delivered the first wireless broadband gateway and are pioneering the standards and pathways for tomorrow’s personalized, Ultra HD, multiscreen, and cloud services.

We are dedicated to meeting today’s challenges and preparing for the tasks the future holds. Collaborating with our customers, ARRIS will continue to solve the most pressing challenges of 21st century communications. Together, we are inventing the future. For more information: www.arris.com

No Offer or Solicitation

This release is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law.

Forward-Looking Statements

Statements made in this press release, including those related to:

•	the proposed acquisitions of AVN and Pace;

•	growth expectations and business prospects;

•	revenues and net income for the second quarter 2015, and beyond;

•	expected sales levels and acceptance of new ARRIS products; and

•	the general market outlook and industry trends

are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things,

•

ARRIS’ completion of the Pace acquisition is subject to satisfaction of a number of conditions outside of ARRIS’ control, including receipt of necessary regulatory approvals, and the approval of the shareholders of ARRIS and Pace;

•

ARRIS may fail to realize the expected benefits of the announced transactions; there may be negative effects relating to the announcement of the transactions or any further announcements relating to the transactions; and ARRIS may incur significant transaction costs and/or unknown liabilities;

•

projected results for the second quarter 2015 as well as the general outlook for 2015 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are largely beyond management’s control;

•

ARRIS’ customers operate in a capital intensive consumer based industry, and volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers;

•	the strengthening U.S. Dollar may adversely impact ARRIS’ international customer’s ability or willingness to purchase products and the pricing of ARRIS products;

•

because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption; and

•

termination of the previously proposed acquisition of Time Warner by Comcast and the announced transactions within our customer base, including the proposed acquisition of DIRECTV by AT&T, and the proposed acquisition by Frontier Communications of several properties owned by Verizon may have an impact on customer’s spending.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property; market trends and the adoption of industry standards. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company’s business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2014. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the proposed acquisition of Pace, it is expected that the shares of New ARRIS to be issued by New ARRIS to Pace shareholders under the scheme will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(10) thereof. In connection with the issuance of New ARRIS shares to ARRIS stockholders pursuant to the merger that forms a part of the transaction, New ARRIS will file with the SEC a registration statement on Form S-4 that will contain a prospectus of New ARRIS as well as a proxy statement of ARRIS relating to the merger that forms a part of the combination, which we refer to together as the Form S-4/Proxy Statement.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE FORM S-4/PROXY STATEMENT, AND OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION

ABOUT THE TRANSACTION, THE PARTIES TO THE TRANSACTION AND THE RISKS ASSOCIATED WITH THE TRANSACTION. Those documents, if and when filed, as well as ARRIS’s and New ARRIS’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov and at ARRIS’s website at http://ir.arris.com. Security holders and other interested parties will also be able to obtain, without charge, a copy of the Form S-4/Proxy Statement and other relevant documents (when available) by directing a request by mail to ARRIS Investor Relations, 3871 Lakefield Drive, Suwanee, GA 30024 or at http://ir.arris.com. Security holders may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

ARRIS, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the transactions contemplated by the Proxy Statement. Information about the directors and executive officers of ARRIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015, and its proxy statement for its 2015 annual meeting of shareholders, which was filed with the SEC on April 9, 2015. Other information regarding potential participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement/Prospectus when it is filed.

Pace and New ARRIS are each organized under the laws of England and Wales. Some of the officers and directors of Pace and New ARRIS are residents of countries other than the United States. As a result, it may not be possible to sue Pace, New ARRIS or such persons in a non-US court for violations of US securities laws. It may be difficult to compel Pace, New ARRIS and their respective affiliates to subject themselves to the jurisdiction and judgment of a US court or for investors to enforce against them the judgments of US courts.

UK Takeover Code Directors’ Confirmation

The statements above with respect to projected ranges of revenues, adjusted net income per diluted share and GAAP net income per diluted share for the second quarter 2015 constitute a profit forecast for the purposes of the UK City Code on Takeovers and Mergers (the “Profit Forecast”). The Profit Forecast has been prepared on a basis consistent with ARRIS’ accounting policies, which are in accordance with U.S. GAAP.

The Profit Forecast is based on the following assumptions:

Factors outside the control of ARRIS:

•	there will be no material changes to the conditions of the markets in which ARRIS operates, including material changes in the capital spending of ARRIS’ customers;

•	foreign currency exchange rates, interests rates and tax rates in the geographic markets in which ARRIS operates remain materially unchanged from the currently prevailing rates;

•	there will be no material interruptions in the delivery of components for the manufacture of ARRIS’ products or the delivery of finished products to customers;

•	the announcement of the proposed AVN transaction and the proposed acquisition of Pace will not have any impact on the timing or receipt of customer orders;

•	there will be no material adverse changes to existing global macroeconomic or political conditions;

•	there will be no material regulatory developments that affect ARRIS’ operations or the operations of its customers; and

•	there will be no material adverse events that have a significant impact on ARRIS’ financial condition.

Factors within the control of ARRIS:

•	except as previously announced with respect to AVN, there will be no material acquisitions or dispositions by ARRIS prior to June 30, 2015;

•	there will be no material change in the supplier base of ARRIS;

•	ARRIS’s operational costs will not change materially prior to June 30, 2015

•	there will no material change in the business or operational strategy of ARRIS; and

•	there will be no material changes to the management of ARRIS.

The Directors of ARRIS Group, Inc. confirm that the Profit Forecast has been properly compiled on the basis of the assumptions stated above and the basis of accounting used in preparing the Profit Forecast is consistent with the accounting policies of ARRIS Group, Inc.

# # # # #

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$499,482	$565,790	$526,999	$483,277	$440,707
Short-term investments, at fair value	129,073	126,748	66,817	68,586	80,818

Total cash, cash equivalents and short term investments	628,555	692,538	593,816	551,863	521,525
Restricted cash	—	966	1,022	1,096	1,076
Accounts receivable, net	819,918	598,603	684,722	723,527	714,072
Other receivables	15,054	10,640	18,227	14,610	11,694
Inventories, net	372,379	401,165	368,628	297,848	286,058
Prepaid income taxes	13,380	11,023	4,431	32,802	51,758
Prepaids	31,814	27,497	34,311	33,715	15,986
Current deferred income tax assets	115,926	113,390	64,948	79,070	80,427
Other current assets	80,943	61,450	80,426	73,695	70,159

Total current assets	2,077,969	1,917,272	1,850,531	1,808,226	1,752,755
Property, plant and equipment, net	325,727	366,431	371,496	376,509	388,653
Goodwill	938,645	936,067	938,265	944,115	940,149
Intangible assets, net	919,876	943,388	1,000,441	1,057,557	1,114,231
Investments	76,492	77,640	74,985	68,852	72,372
Noncurrent deferred income tax assets	88,366	71,686	12,567	20,468	21,862
Other assets	45,711	53,161	59,102	56,719	56,180

	$4,472,786	$4,365,645	$4,307,387	$4,332,446	$4,346,202

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$594,690	$480,150	$577,319	$636,283	$545,702
Accrued compensation, benefits and related taxes	75,849	145,278	130,116	101,644	93,251
Accrued warranty	36,824	42,763	51,277	54,546	53,940
Deferred revenue	107,230	92,772	102,717	114,489	126,451
Current portion of long-term debt & financing lease obligations	82,787	73,956	67,062	60,171	53,268
Income taxes payable	13,092	10,610	15,344	19,672	13,508
Other accrued liabilities	167,430	164,341	180,242	193,971	194,680

Total current liabilities	1,077,902	1,009,870	1,124,077	1,180,776	1,080,800
Long-term debt & financing lease obligations, net of current portion	1,505,073	1,467,370	1,487,585	1,507,796	1,677,712
Accrued pension	68,060	64,917	59,667	59,552	58,733
Noncurrent income taxes liability	42,282	41,082	31,141	22,597	21,913
Noncurrent deferred income tax liabilities	412	274	42,926	74,297	83,903
Other noncurrent liabilities	90,428	91,371	71,882	68,512	62,675

Total liabilities	2,784,157	2,674,884	2,817,278	2,913,530	2,985,736
Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	1,811	1,796	1,792	1,795	1,794
Capital in excess of par value	1,745,345	1,739,700	1,725,383	1,710,845	1,689,907
Treasury stock at cost	(331,329)	(306,330)	(306,330)	(306,330)	(306,330)
Unrealized gain (loss) on marketable securities	34	25	(77)	150	27
Unfunded pension liability	(7,076)	(7,181)	(2,416)	(2,416)	(2,416)
Unrealized loss on derivative Instruments	(5,140)	(3,166)	(1,959)	(4,503)	(2,660)
Retained earnings (deficit)	285,768	266,642	73,881	19,255	(19,769)
Cumulative translation adjustments	(784)	(725)	(165)	120	(87)

Total stockholders’ equity	1,688,629	1,690,761	1,490,109	1,418,916	1,360,466

	$4,472,786	$4,365,645	$4,307,387	$4,332,446	$4,346,202

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months
	Ended March 31,
	2015	2014
Net sales	$1,215,158	$1,225,017
Cost of sales	878,602	878,243

Gross margin	336,556	346,774
Operating expenses:
Selling, general, and administrative expenses	100,324	99,132
Research and development expenses	132,469	134,153
Amortization of intangible assets	57,147	64,001
Integration, acquisition, restructuring and other costs	898	11,502

	290,838	308,788

Operating income	45,718	37,986
Other expense (income):
Interest expense	13,367	16,598
Loss on investments	1,709	1,674
Loss (gain) on foreign currency	20	(679)
Interest income	(721)	(583)
Other (income) expense, net	7,063	2,172

Income before income taxes	24,280	18,804
Income tax expense (benefit)	5,154	(21,996)

Net income	$19,126	$40,800

Net income per common share:
Basic	$0.13	$0.29

Diluted	$0.13	$0.28

Weighted average common shares:
Basic	145,350	142,854

Diluted	148,986	147,152

ARRIS GROUP, INC.

PRELIMINARY CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Three Months
	Ended March 31,
	2015	2014
Operating Activities:
Net income	$19,126	$40,800
Depreciation	19,884	19,994
Amortization of intangible assets	57,852	64,001
Amortization of deferred finance fees and debt discount	2,181	2,331
Deferred income tax benefit	(18,188)	(8,385)
Stock compensation expense	13,974	11,033
Provision for doubtful accounts	267	7
Loss on disposal of property, plant & equipment	5,877	412
Loss on investments	1,709	1,674
Excess tax benefits from stock-based compensation plans	(16,437)	(10,457)
Changes in operating assets & liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(221,582)	(94,508)
Other receivables	(6,995)	(7,254)
Inventory	28,786	44,071
Accounts payable and accrued liabilities	56,688	(40,699)
Prepaids and other, net	(6,405)	3,973

Net cash (used in) provided by operating activities	(63,263)	26,993
Investing Activities:
Purchases of investments	(11,063)	(21,240)
Sales of investments	10,169	11,175
Purchases of property, plant & equipment	(10,919)	(12,924)
Proceeds from sale-leaseback transaction	24,960	—
Purchase of intangible assets	(34,340)	—
Other, net	2,904	17

Net cash used in investing activities	(18,289)	(22,972)
Financing Activities:
Proceeds from sale-leaseback financing transaction	58,729	—
Payment of debt obligations	(13,750)	(13,750)
Repurchase of common stock	(24,999)	—
Excess income tax benefits from stock-based compensation plans	16,437	10,457
Repurchase of shares to satisfy employeeminimum tax withholdings	(21,194)	(6,239)
Proceeds from issuance of common stock, net	21	3,780

Net cash provided by (used in) financing activities	15,244	(5,752)
Net increase (decrease) in cash and cash equivalents	(66,308)	(1,731)
Cash and cash equivalents at beginning of period	565,790	442,438

Cash and cash equivalents at end of period	$499,482	$440,707

ARRIS GROUP, INC.

PRELIMINARY SUPPLEMENTAL SALES & NET INCOME RECONCILIATION

(in thousands, except per share data) (unaudited)

	Q1 2014		Q4 2014		Q1 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Sales	$1,225,017		$1,263,387		$1,215,158
Highlighted items:
Acquisition accounting impacts of deferred revenue	206		616		—

Sales excluding highlighted items	$1,225,223		$1,264,003		$1,215,158

	Q1 2014		Q4 2014		Q1 2015
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income (loss)	$40,800	$0.28	$192,761	$1.29	$19,126	$0.13
Highlighted items:
Impacting gross margin:
Stock compensation expense	1,275	0.01	1,782	0.01	1,791	0.01
Acquisition accounting impacts of deferred revenue	199	—	400	—	—	—
Impacting operating expenses:
Integration, acquisition, restructuring and integration costs	11,502	0.08	3,252	0.02	898	0.01
Amortization of intangible assets	64,001	0.43	56,685	0.38	57,147	0.38
Stock compensation expense	9,758	0.07	12,206	0.08	12,183	0.08
Impacting other (income) / expense:
Impairment on Investments	—	—	50	—	—	—
Liability related to foreign tax credit benefits	—	—	20,492	0.14	—	—
Asset held for sale impairment	—	—	7	—	—	—
Loss on sale of building	—	—	—	—	5,142	0.03
Impacting income tax expense:
Net tax items	(58,850)	(0.40)	(171,706)	(1.15)	(30,533)	(0.20)

Total highlighted items	27,885	0.19	(76,832)	(0.52)	46,628	0.31

Net income excluding highlighted items	$68,685	$0.47	$115,929	$0.78	$65,754	$0.44

Weighted average common shares - diluted		147,152		149,124		148,986

See Notes to GAAP and Adjusted Non-GAAP Financial Measures

Notes to GAAP to Adjusted Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning for and forecasting future periods. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Acquisition Accounting Impacts Related to Deferred Revenue: In connection with our acquisitions of Motorola Home, business combination rules require us to account for the fair values of arrangements for which acceptance has not been obtained, and post contract support in our purchase accounting. The non-GAAP adjustment to our sales and cost of sales is intended to include the full amounts of such revenues. We believe the adjustment to these revenues is useful as a measure of the ongoing performance of our business. We have historically experienced high renewal rates related to our support agreements and our objective is to increase the renewal rates on acquired post contract support agreements; however, we cannot be certain that our customers will renew our contracts.

Stock-Based Compensation Expense: We have excluded the effect of stock-based compensation expenses in calculating our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We record non-cash compensation expense related to grants of options and restricted stock. Depending upon the size, timing and the terms of the grants, the non-cash compensation expense may vary significantly but will recur in future periods.

Integration, Acquisition, Restructuring and Other Costs: We have excluded the effect of acquisition, integration, and other expenses and the effect of restructuring expenses in calculating our non-GAAP operating expenses and net income measures. We will incur significant expenses in connection with our recent acquisition of Motorola Home, which we generally would not otherwise incur in the periods presented as part of our continuing operations. Acquisition and integration expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, and integration related outside services. Restructuring expenses consist of employee severance, abandoned facilities, and other exit costs. Additionally, we have excluded the effect of a loss on the sale of a product line in calculating our non-GAAP operating expenses and net income measures. We believe it is useful to understand the effects of these items on our total operating expenses.

Amortization of Intangible Assets: We have excluded the effect of amortization of intangible assets in calculating our non-GAAP operating expenses and net income measures. Amortization of intangible assets is non-cash, and is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

Loss on Sale of Building: In the first quarter of 2015, the Company sold land and a building that qualified for sale-leaseback accounting and was classified as an operating lease. A loss has been recorded on the sale. We have excluded the effect of the loss on sale of property in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of excluding this item when evaluating our ongoing performance.

Liability Related to Foreign Tax Credit Benefits: In connection with our acquisition of Motorola Home, we have obtained certain foreign tax credit benefits for which we have recorded a liability to Google resulting from certain provisions in the acquisition agreement. The expense related to this liability has been recorded as part of other expense (income). We have excluded the effect of the expense in the calculation of our non-GAAP financial measures. We believe it is useful to understand the effects of this item on our total other expense (income).

Impairment of Investment: We have excluded the effect of an other-than-temporary impairment of a cost method investment in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Asset Held for Sale Impairment: In the second quarter of 2014, we entered into a contract to facilitate the sale of a building at less than its carrying value. The asset has been reclassified as held for sale and was measured at the lower of its carrying amount or fair value less cost to sell. We have recorded an initial impairment charge to reduce the assets carrying amount to its fair value less costs to sell in the period the held for sale criteria were met. We have excluded the effect of the asset held for sale impairment in calculating our non-GAAP financial measures. We believe it is useful to understand the effect of this non-cash item in our other expense (income).

Income Tax Expense (Benefit): We have excluded the tax effect of the non-GAAP items mentioned above. Additionally, we have excluded the effects of certain tax adjustments related to tax and legal restructuring, state valuation allowances, research and development tax credits and provision to return differences.